UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 8, 2023

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CALC	*

*	The registrant’s common stock began trading on the OTCQB on April 26, 2023 under the symbol “CALC.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 8, 2023, the Board of Directors (the “Board”) of CalciMedica, Inc. (the “Company”), following the recommendation of the Audit Committee of the Board (the “Audit Committee”) and after discussion with its independent registered public accounting firm, Ernst & Young LLP, with respect to the valuation of the Company’s convertible promissory notes and warrant liability on the balance sheet at December 31, 2022, concluded that each of (i) the Company’s financial statements as of and for the year ended December 31, 2022, as included in Exhibit 99.1 of the Company’s Form 8-K/A filed on April 4, 2023 (the “Original Report”) with the Securities and Exchange Commission (the “SEC) and (ii) the unaudited pro forma combined financial statements as of and for the year ended December 31, 2022, as included in Exhibit 99.2 of the Original Report (collectively, the “Financial Statements”), should be restated to correct for errors in the valuation of the convertible promissory notes and warrant liability as of December 31, 2022 and accordingly should no longer be relied upon. Similarly, any previously furnished or filed reports or similar communications of the Company describing the Company’s financial results contained in the Original Report should no longer be relied upon.

Based on the Company’s reassessment, the Company determined that the valuation models used to calculate the fair value of the convertible promissory notes and warrant liability balances as of December 31, 2022 did not appropriately consider the existence of the estimated conversion computation included in the Agreement and Plan of Merger and Reorganization, dated as of November 21, 2022, as amended on February 10, 2023, by and among Graybug Vision, Inc. (“Graybug”), Camaro Merger Sub, Inc., a wholly owned subsidiary of Graybug, and CalciMedica, Inc.

As a result of the reassessment discussed above, the Company expects to decrease the carrying value of the convertible promissory notes and the warrant liability on the balance sheet at December 31, 2022, resulting in gains recognized in the change in fair value of the convertible promissory notes and the change in fair value of the warrant liability for the year ended December 31, 2022. The Company expects the effect of these errors will decrease the reported net loss and comprehensive loss and net loss per share attributable to common stockholders in fiscal 2022.

The Company plans to report the impact of the errors by restating the Financial Statements by filing an amendment to the Original Report.

The Audit Committee and senior management has discussed this matter with the Company’s independent registered public accounting firm, Ernst & Young, LLP. The restatement amounts are subject to completion of Ernst & Young’s audit.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, the expected adjustments and impacts to the Company’s financial statements as a result of the reassessment described under Item 4.02 above. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the Company’s ability to maintain an effective system of internal control over financial reporting. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and elsewhere in the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time.

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023	CalciMedica, Inc.

	By:	/s/ A. Rachel Leheny, Ph.D.
	Name:	A. Rachel Leheny, Ph.D.
	Title:	Chief Executive Officer